EXHIBIT 99

                                     PROXY

                          BETHURUM LABORATORIES, INC.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BETHURUM
          LABORATORIES, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 10, 2000

      The undersigned shareholder of Bethurum Laboratories, Inc. (the "Company") hereby appoints William A. Silvey, Jr. and W. Scott Thompson, or either of them as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders of the Company to be held at 10:00 a.m. local time, on November 10, 2000 at the Sheraton City Center Hotel 150 West 500 South, Salt Lake City, UT, and at any and all adjournments and postponements thereof. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the Special Meeting or any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. This proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposal listed below.

      Please read the Proxy Statement/Prospectus which describes the proposal and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

      1. A proposal to approve and adopt the reincorporation of Bethurum Laboratories, Inc. in the British Virgin Islands as described in the Proxy Statement/Prospectus..

                  FOR                    AGAINST               ABSTAIN
                    [_]                       [_]                            [_]

      2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement/Prospectus, management of the Company is not aware of any such other business.


Dated: _________              Signature:_______________________________________

                              Signature: _______________________________________

                              Print Name:______________________________________

                              Print Name:______________________________________

                              Title: ___________________________________________


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      (Please  date and sign here  exactly as name  appears on this Proxy.  When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

If you plan to attend the Special Meeting, please mark this box    [_]


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